UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2003

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 413 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 392-2898

Item 5. Other Events and Regulation FD Disclosure.

Effective May 20, 2003, Mr. Paul Chung was appointed to the Board of Directors and as the Secretary, Treasurer and Chief Financial Officer of the Registrant.

Effective May 20, 2003, Mr. Talal Yassin resigned as the Treasurer and Chief Financial Officer of the Registrant. Mr. Yassin is remaining as a Director of the Registrant.

Effective May 20, 2003, Mr. Andrew Stewart resigned as the Secretary and Corporate Finance Officer of the Registrant. Mr. Stewart is remaining as a Director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ Andrew Stewart

__________________________________
Andrew Stewart, Director

Date: May 23, 2003.